                                                                     EXHIBIT 1.1

                                                                           FINAL


                               CENTEX CORPORATION

                                  $250,000,000

                       Senior Medium-Term Notes, Series B
                    Subordinated Medium-Term Notes, Series B

                     Due 9 Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT


                                                   August 17, 1999



Banc One Capital Markets, Inc.
1 First National Plaza
Chicago, IL 60670

Banc of America Securities LLC
100 North Tyron Street
Mail Code NC1-007-07-01
Charlotte, N.C. 28255

Chase Securities Inc.
270 Park Avenue
New York, N.Y. 10017

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, N.Y. 10010

Morgan Stanley & Co. Incorporated
1585 Broadway
2nd Floor
New York, N.Y. 10036

Warburg Dillon Read LLC
677 Washington Blvd.
Stamford, CT 06901

Ladies and Gentlemen:

         Centex Corporation, a Nevada corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Company of its Senior Medium-Term Notes, Series B (the "Senior Notes") and its Subordinated Medium-Term Notes, Series B (the "Subordinated Notes"), each due 9 months or more from date of issue (the Senior Notes and the Subordinated Notes are herein collectively referred to as the "Notes"). The Senior Notes will be issued under a Senior Indenture (the "Senior Indenture") dated as of October 1, 1998, as supplemented by a second Supplemental Indenture thereto dated as of August 1, 1999, and the Subordinated Notes will be issued under a Subordinated Indenture (the "Subordinated Indenture") dated as of March 12, 1987, as supplemented by a fifth Supplemental Indenture thereto dated as of August 1, 1999, as each may be amended, supplemented or modified from time to time. The Senior Indenture and the Subordinated Indenture are individually referred to herein as an "Indenture" and collectively referred to herein as the "Indentures". The Indentures are each between the Company and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as Trustee (the "Trustee").

         As of the date hereof, the Company has authorized the issuance and sale of up to $250,000,000 aggregate initial offering price of Notes to the Agents as principal or through the Agents as agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance and sale of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance and sale of such Notes were authorized as of the date hereof.

         If Notes are sold by the Company to an Agent as principal, such Agent may purchase as principal for resale to investors and other purchasers in accordance with the provisions of Section 2(a) hereof, and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (each, a "Terms Agreement"). If Notes are sold by the Company directly to investors (as may from time to time be agreed to by the Company and an Agent), such Agent will act as agent of the Company in soliciting purchases of the Notes in accordance with the provisions of Section 2(b) hereof.

         Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that the Notes will be sold to or through the Agents. The Company hereby appoints each Agent as its agent for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent severally and not jointly agrees to use reasonable best efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify.

         For purposes of this Agreement, all references to the Registration Statement (as hereinafter defined), any preliminary prospectus, the Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Securities and Exchange Commission (the "SEC") pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         1. Representations and Warranties. The Company represents and warrants to and agrees with each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer to purchase Notes (whether to an Agent as principal or through an Agent as agent), as


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


of the date of each delivery of Notes (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery being hereinafter referred to as a "Settlement Date") and as of each date the Registration Statement (as hereinafter defined) or the Prospectus (as hereinafter defined) is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and, unless an Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than Notes) or there is filed with the SEC any document that is incorporated by reference into the Registration Statement or the Prospectus (each of the times referenced above being referred to as a "Representation Date"), as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended or supplemented to each such date):

         (a) The Company has filed with the SEC a registration statement (File No. 333-72893), as amended by Amendments Nos. 1, 2, 3 and 4, in respect of the Notes in the form heretofore delivered or to be delivered to each Agent (the various parts of such registration statement, including Amendments Nos. 1, 2, 3 and 4, the Prospectus, all exhibits thereto (other than the Statements of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of a corporation designated to act as Trustee, on Form T-1), each as amended, at the time such part became effective, being hereinafter collectively called the "Registration Statement") and the Registration Statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes, including any registration statement filed pursuant to Rule 462(b) of the regulations to the Securities
Act) in such form has been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement as amended has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and any requests on the part of the SEC for additional information have been complied with (any preliminary prospectus included in the Registration Statement as amended being hereinafter called a "Preliminary Prospectus;" the prospectus relating to the Notes and the prospectus supplement relating to any particular issuance of Notes, in the form in which it has most recently been filed, or transmitted for filing, with the SEC on or prior to the date of this Agreement, being hereinafter collectively called the "Prospectus", except that if any revised Prospectus shall be provided to each Agent by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to each Agent for such use; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement or any part thereof shall be deemed to refer to and include any documents filed after the date of the Registration Statement or any such part thereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such amendment or supplement; and any reference to the Prospectus, as amended or supplemented, shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Notes in the form in which it is first filed, or transmitted for filing, with the SEC pursuant to Rule 424 under the Securities Act, including any documents incorporated by reference therein as of the date of such filing or transmission);


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


         (b) The documents incorporated by reference in the Registration Statement, when they were filed or hereafter are filed with the SEC, conformed or when so filed will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder;

         (c) Each part of the Registration Statement and the Prospectus conformed, and as of the applicable Representation Date will conform, and any amendments or supplements to the Registration Statement or the Prospectus will conform, on the date of filing thereof with the SEC, in all material respects to the requirements of the Securities Act and the Trust Indenture Act, as applicable, and the rules and regulations of the SEC thereunder; the Registration Statement and any amendment thereto, as of the applicable effective date, did not and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the SEC as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplement thereto, as of the applicable filing date, did not and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent expressly for use in the Registration Statement or Prospectus. Each Preliminary Prospectus and the Prospectus delivered to the Agents for use in connection with the offering of the Notes was identical to the electronically transmitted versions thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T;

         (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, resulting in an adverse effect on the business, assets, financial position or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth or contemplated in the
Prospectus: (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries; (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; (iii) no event has occurred that would result in a material write-down in assets; (iv) there have been no material transactions entered into by the Company, other than those publicly disclosed or in the ordinary course of business; (v) the Company has not repurchased any of its outstanding capital stock except as set forth in or contemplated by the Prospectus; and (vi) there have been no dividends or distributions of any kind declared, paid or made by the Company in respect of its capital stock except for regular cash dividends paid in the ordinary course of business;


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


         (e) The Company and its subsidiaries have indefeasible title in fee simple to all real property and indefeasible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as are not material to the business of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under leases that are valid, subsisting and in full force and effect, with such exceptions as are not material to the business of the Company and its subsidiaries, taken as a whole;

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, and each subsidiary of the Company has been duly incorporated or organized as a limited liability company, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; each of the Company and its subsidiaries has full power and authority (corporate and other) to own its properties and conduct its business as described, or incorporated by reference, in the Prospectus, and has been duly qualified as a foreign corporation, or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

         (g) The Company has an authorized capitalization as set forth, or as incorporated by reference, in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and all of the outstanding shares of capital stock or outstanding interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and (except (i) for directors' qualifying shares, (ii) as set forth on Schedule I hereto and (iii) as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims affecting transferability or voting except as set forth in the Prospectus;

         (h) The Notes have been duly authorized, and, when executed, authenticated, issued and delivered against payment therefor pursuant to this Agreement, the Indentures and any applicable Terms Agreement with respect to such Notes, such Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and entitled to the benefits provided by each Indenture, which has been or will be incorporated by reference as an exhibit to the Registration Statement; each Indenture has been duly authorized, and when executed and delivered by the Company will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indentures are substantially in the form heretofore delivered to each Agent and will conform in all material respects to the descriptions thereof in the Prospectus; and each holder of Notes will be entitled to the benefits of the applicable Indenture;


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


         (i) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Remarketing Agreement between the Company and any remarketing agent (the "Remarketing Agreement"), the Indentures, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended or restated, or the Bylaws of the Company or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or the Remarketing Agreement or any Terms Agreement or the Indentures, except such as have been, or will have been prior to any delivery of the Notes, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents;

         (j) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (k) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder;

         (l) The Company has no knowledge of any default in any material obligation to be performed by any party to any agreement to which it or any of its subsidiaries is a party, which default or defaults in the aggregate would have a material adverse effect upon the business, assets, financial position, or prospects of the Company and its subsidiaries, considered as a whole;

         (m) The consolidated financial statements of the Company and its subsidiaries, including accompanying notes, included or incorporated by reference in the Registration Statement and the Prospectus, comply in all material respects with the requirements of the Securities Act and fairly present the consolidated financial position and the consolidated results of the operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as may be expressly stated in the notes thereto. The financial


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


information and statistical data set forth in the Prospectus under the caption "Summary of Selected Financial Data" are fairly presented and prepared on a basis consistent with such consolidated financial statements or the books and records of the Company, as the case may be, unless otherwise stated in the Prospectus;

         (n) Except as described in the Prospectus, the Company and each of its subsidiaries have all necessary licenses, certificates, consents, permits, authorizations, approvals, rights and orders of and from all governmental agencies or bodies having jurisdiction over the Company or any of its subsidiaries to own their respective properties and conduct their respective businesses as described in the Prospectus, the failure to possess or the failure to operate in compliance with which would have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, and the Company has received no notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole;

         (o) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, and any Terms Agreement with respect to the Notes, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, in each case, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights, and to general equity principles, and except to the extent that rights of indemnification hereunder may be limited by applicable laws or equity principles;

         (p) Except as described in the Prospectus, each of the Company and its subsidiaries owns or possesses all of the patents, trademarks, service marks, trade names, copyrights and licenses and rights with respect to the foregoing, necessary for the present conduct of its business, without any known conflict with the rights of others, the result of which conflict would materially and adversely affect the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole;

         (q) There are no contracts, indentures, mortgages, loan agreements, notes, bonds, debentures, other evidences of indebtedness, leases or other agreements or instruments of the Company of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to or filed as required;

         (r) No labor disturbance exists with the employees of the Company or any of its subsidiaries, or, to the best of the Company's knowledge, is imminent, that would result in a material adverse effect upon the Company and its subsidiaries, taken as a whole, and the Company has not received notice of any existing or imminent labor disturbance by the employees of any of its principal suppliers, that might reasonably be expected to materially adversely affect the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole; and

         (s) The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Company and the Registration Statement and Prospectus;

         (t) The Remarketing Agreement, if applicable, has been duly and validly authorized, executed and delivered by the Company and, assuming the Remarketing Agreement has been duly authorized, executed and delivered by the Remarketing Agent (as defined in the Prospectus), will be a valid and legally binding agreement of the Company; and

         (u) Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

         Any certificate signed by any director or officer of the Company and delivered to the Agents or their counsel in connection with an offering of Notes to an Agent as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

         2.       Purchases as Principal; Solicitations as Agent.

         (a) No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement, except as otherwise agreed by such Agent and the Company, and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be either (i) substantially in the form of Exhibit A (in the case of Senior Notes) or Exhibit B (in the case of Subordinated Notes) hereto, (ii) in the form of an exchange of any form of written telecommunication between an Agent and the Company or (iii) an oral agreement between an Agent and the Company confirmed in writing by such Agent to the Company.

         Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirement for officers' certificates, opinions of counsel and letters from the independent public accountants to the Company pursuant to Sections 5 and 6 hereto.

         Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. With respect to each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

         Each purchase of Notes by an Agent as principal, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Subsection (b) hereof. Each Agent may engage the services of any other broker or dealer in connection with the resale of any Notes purchased by such Agent as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

         (b) If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchasers of the Notes. In connection with the Agents' actions as agents hereunder, each Agent agrees to use reasonable best efforts to solicit offers to purchase Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Administrative Procedures. In soliciting offers to purchase the Notes as agents, each Agent is acting solely as an agent for the Company, and not as a principal, and does not assume any obligation toward or relationship of agency or trust with any purchaser of Notes. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to each Agent the commission each Agent would have received had such sale been consummated.

         The Company may appoint additional agents in connection with the offering of the Notes; provided that (i) the Company promptly notifies each Agent of such appointment and (ii) the commission paid to any such additional agent with respect to the sale of Notes by the Company as a result of a solicitation made by such additional agent is the same as that percentage specified below of the aggregate principal amount of such Notes sold by the Company; and provided further that, unless the appointment of such additional agent is expressly limited to the solicitation of offers to purchase a specified principal amount of Notes on specified terms, such additional agent enters into an agreement with the Company making such agent an Agent under this Agreement or enters into an agreement with the Company on terms which are substantially similar to those contained in this Agreement, which agreement shall include appropriate changes to reflect the arrangements between the Company and such additional agent. The Company may from time to time offer Notes for sale otherwise than through an Agent.

         No Agent is authorized to appoint sub-agents with respect to Notes sold through an Agent as agent.

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes (other than Notes held by the Agents that were purchased from the Company as principal). As soon as practicable after receipt of instructions from the Company, each Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinion or letter in accordance with Sections 6(a), (b) and (c); provided, however, that if the Registration Statement or the Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters an

Agent may request. The Company also reserves the right to sell Notes directly to purchasers in those jurisdictions in which it is authorized to do so.

         Except as otherwise agreed, the Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the following percentage of the principal amount of such Note:

         Term*                                           Commission Rate
         -----                                           ---------------
From 9 months to less than 1 year                             .125%
From 1 year to less than 18 months                            .150%
From 18 months to less than 2 years                           .200%
From 2 years to less than 3 years                             .250%
From 3 years to less than 4 years                             .350%
From 4 years to less than 5 years                             .450%
From 5 years to less than 6 years                             .500%
From 6 years to less than 7 years                             .550%
From 7 years to less than 10 years                            .600%
From 10 years to less than 15 years                           .625%
From 15 years to less than 20 years                           .700%
From 20 years to 30 years                                     .750%
Greater than 30 years                                To be agreed to by the Company
                                                     and each Agent at time of sale.

---------------
* Or Initial Rate Period, in the case of Remarketed Notes.

         Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by an Agent as agent that in such Agent's judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that such Agent considers to be unacceptable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, an Agent shall promptly notify the Company and deliver such Note to the Company and if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by an Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

         (c) The Company and each Agent agree that any Notes purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, agreements and covenants of the Company contained herein and on the terms and conditions and in the manner provided herein.

         (d) The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) shall be agreed upon by the Company and each Agent and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000, except for Remarketed Notes which will be issued in minimum denominations of $100,000, or any larger amount that is an integral multiple thereof. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit C) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company, each Agent and the Trustee. The Company will furnish to the Trustee a copy of the Administrative Procedures as from time to time in effect. The Company agrees to cause the Trustee to agree to perform the duties and obligations specifically provided to be performed by the Trustee in such Administrative Procedures.

         3. Agreements. The Company agrees with each Agent that:

         (a) The Company will notify each Agent immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the Exchange Act which will be incorporated by reference in the Prospectus (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the Exchange Act, the Securities Act or otherwise, and will furnish each Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which an Agent or its counsel shall reasonably object.

         (c) The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) The Company will prepare, with respect to any Notes to be sold to or through an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the Securities Act not later than the close of business of the SEC on the second business day after the date on which such Pricing Supplement is first used.

         (e) Except as otherwise provided in subsection (m) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the regulations to the Securities Act, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes an Agent may then own as principal pursuant to an agreement by such Agent to purchase Notes as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Except as otherwise provided in subsection (m) of this Section, if reasonably requested by an Agent, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to such Agent, confirmed in writing. The Company shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the Securities Act or the regulations to the Securities Act.

         (g) Except as otherwise provided in subsection (m) of this Section, if reasonably requested by an Agent, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to such Agent, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant the Exchange Act, the Securities Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Securities Act or the Securities Act Regulations.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (i) The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) The Company, during the period when a Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act within the time periods prescribed by the Exchange Act and the Exchange Act Regulations.

         (k) During the term of this Agreement, the Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, any Terms Agreement, the Administrative Procedures and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any change in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

         (l) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business), except as may otherwise be provided in such agreement.

         (m) The Company shall not be required to comply with the provisions of subsection (e), (f) or (g) of this Section during any period from the time (i) an Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) an Agent shall not then hold any Notes as principal purchased pursuant to an agreement by such Agent to purchase Notes as principal, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new agreement with such Agent for such Agent to purchase Notes as principal.

         4. Payment of Expenses. The Company covenants and agrees with the Agents that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement including:

                           (i) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                           (ii) the preparation, filing and reproduction of this Agreement and any Terms Agreements;

                           (iii) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

                           (iv) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent;

                           (v) The reasonable fees and disbursements of your counsel incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

                           (vi) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                           (vii) the preparation and delivery to each Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by each Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                           (viii) the preparation, reproducing and delivery to each Agent of copies of the Indentures and all supplements and amendments thereto;

                           (ix) any fees charged by rating agencies for the rating of the Notes;

                           (x) the fees and expenses incurred in connection with the listing of the Notes on any securities exchange if the Company agrees to list the Notes;

                           (xi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                           (xii) any advertising and other out-of-pocket expenses an Agent incurs with the approval of the Company; and

                           (xiii) the cost of providing any CUSIP or other identification numbers for the Notes.

         It is understood, however, that, except as provided in this Section and
Section 7 hereof, each Agent will pay all of its own costs and expenses, transfer taxes on resale of any of the Notes by an Agent, and any advertising expenses connected with any offers an Agent may make as principal.

         5. Conditions of Obligations. The obligation of the Agents to purchase Notes as principal pursuant to any Terms Agreement or otherwise, the Agents' obligation to solicit offers to purchase Notes as agent of the Company and the obligation to purchase Notes of any purchaser of Notes sold through an Agent as agent will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent:

         (a) At the time of such solicitation in the case of (i), (ii) and (v) below, or the time of such purchase, with respect to (i) to (v), as the case may be:

                           (i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement that, in each Agent's reasonable judgment, is material and adverse and that makes it, in each Agent's reasonable judgment, impracticable to market the Notes except, in the case of any purchase of Notes, as disclosed to each Agent in writing by the Company before an Agent or such other purchaser accepted the offer to purchase such Notes.

                           (ii) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to each Agent's reasonable satisfaction.

                           (iii) There shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York or Texas by either federal, New York State or Texas authorities or declaration of a banking moratorium by the relevant authorities in the country or countries of origin of foreign currency or currencies in which the Notes are denominated or payable or (D) outbreak or escalation of hostilities or change in financial markets or any calamity or crisis that, in each Agent's judgment, is material and adverse and, in the case of any of the events described in clauses (iii)(A) through (D), such event, singly or together with any other such event, makes it, in each Agent's judgment, impracticable to market the Notes or to enforce contracts for the sale of the Notes except, in the case of any purchase of Notes, for any such event occurring before the Company accepted the offer to purchase such Notes.

                           (iv) The rating assigned by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, to any debt securities of the Company shall not have been lowered nor shall any such rating agency have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

                           (v) There shall have not come to an Agent's attention any facts which would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of delivery, not misleading. As used in this clause, "Prospectus" means the Prospectus in the form first provided to each Agent for use in confirming sales of the related Notes.

         (b) On the date hereof and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, each Agent shall have received:

                  (A) The opinion, dated as of such date, of Raymond G. Smerge, Executive Vice President, Chief Legal Officer and Secretary (as to (i) through (vi) and (ix), (x) and (xiii) below) and Thompson & Knight L.L.P, special counsel for the Company (as to (vii), (viii), (xi),
         (xii) and (xiv) below) to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus, as amended or supplemented, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

                           (iii) The Company has been duly qualified as a
                  foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon certificates issued by various state authorities as deemed necessary by such counsel);

                           (iv) Each subsidiary of the Company has been duly
                  incorporated or organized as a limited liability company and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; each subsidiary of the Company has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon certificates issued by various state authorities as deemed necessary by such counsel); and all of the outstanding shares of capital stock or outstanding interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and (except (i) for directors' qualifying shares, (ii) as set forth in Schedule I hereto, and (iii) as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims affecting transferability or voting;

                           (v) To the best of such counsel's knowledge and other
                  than as set forth or contemplated, or incorporated by reference, in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (vi) This Agreement and any applicable Terms
                  Agreement with respect to the Notes have been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles that may limit the availability of certain remedies (including specific performance), and except to the extent that rights of indemnification thereunder may be limited by applicable law or equity principles;

                           (vii) The Notes, in the form(s) certified by the
                  Company as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered in accordance with this Agreement, any applicable Terms Agreement and the applicable Indenture and duly paid for by the purchasers thereof in accordance with this Agreement, any applicable Terms Agreement and the applicable Indenture, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable Indenture and enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles that may limit the availability of certain remedies (including specific performance); and the Notes and the

                  Indentures conform in all material respects to the descriptions thereof in the Prospectus;

                           (viii) Each of the Indentures has been duly
                  authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles that may limit the availability of certain remedies (including specific performance); and each of the Indentures has been duly qualified under the Trust Indenture Act;

                           (ix) The Remarketing Agreement, if applicable, has
                  been duly and validly authorized, executed and delivered by the Company and, assuming the Remarketing Agreement has been duly authorized, executed and delivered by the Remarketing Agent, will be a valid and legally binding agreement of the Company.

                           (x) The issue and sale of the Notes and the
                  compliance by the Company with all of the provisions of the Notes, any Remarketing Agreement, if applicable, the Indentures, and this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended or restated, or the Bylaws of the Company or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                           (xi) To the best of such counsel's knowledge, no
                  consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement, for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement, any Terms Agreement, the Remarketing Agreement or the Indentures, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by each Agent;

                           (xii) The Registration Statement is effective under
                  the Securities Act, and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under the Securities Act;

                           (xiii) The documents incorporated by reference in the
                  Prospectus, as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the SEC, as the case may be, and as of the date this opinion is delivered, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder; nothing has come to the attention of such counsel that would cause such counsel to believe that any of such documents, when they became effective or were so filed, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no belief), and as of the date this opinion is delivered contained, in the case of a registration statement that became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, and, in the case of other documents that were filed under the Securities Act or the Exchange Act with the SEC, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus that are not filed or incorporated by reference or described as required; and

                           (xiv) such counsel (1) believes that (other than the
                  financial statements and related schedules therein as to which such counsel need express no belief and except for that part of the Registration Statement that constitutes the Form T-l heretofore referred to) each part of the Registration Statement, as amended, if applicable, when it became effective (or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) did not and, as of the date such opinion is delivered, does not contain any untrue statement of a material fact or did not and does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) is of the opinion that the Registration Statement and the Prospectus, as amended or supplemented, if applicable (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), comply as to form in all material respects with the Securities Act and the rules and regulations of the SEC thereunder and (3) believes that (other than the financial statements and related schedules therein as to which such counsel need express no belief) the Prospectus, as of the date such letter is delivered (or, if such letter is being delivered in connection with the purchase of Notes from the Company by an Agent as principal pursuant to Section 2(a) hereof, at the date of any agreement by an Agent to purchase such Notes as principal and at the Settlement Date with respect thereto, as the case may be) (did not and) does not include any untrue statement of a material fact or (did not and) does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (B) The opinion, dated as of such date, of Milbank, Tweed, Hadley & McCloy LLP, your special counsel, covering the incorporation of the Company, the validity of the Remarketing Agreement, the Indentures, the Notes, the Registration Statement, the Prospectus, as amended or supplemented, and other related matters as the Agents may reasonably request.

         (c) On the date hereof and, if called for by any Terms Agreement, on the corresponding Settlement Date, each Agent shall have received a certificate, dated as of the date hereof or the Settlement Date, as the case may be, signed by (i) the Chairman, Vice Chairman, President or any Vice President and (ii) the Chief Financial Officer or Treasurer of the Company to the effect that (x) the representations and warranties of the Company contained herein are true and correct as of such date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date and (y) none of the conditions referred to in Section 5(a) exist.

         The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (d) On the date hereof and, if required by any Terms Agreement, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the Agents a letter or letters, dated as of the date hereof or such Settlement Date, as the case may be, in form and substance satisfactory to the Agents containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

         (e) On the date hereof and on each Settlement Date, the Company shall have furnished to the Agents such appropriate further information, certificates, documents and opinions as the Agents may reasonably request or as the Agents' counsel may require for purposes of rendering the opinion referred to in Section 5(b)(B) and in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to each Agent and its counsel.

         (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus, as amended or supplemented, there shall not have been any material change in the capital stock, outstanding interests (other than through exercise of employee stock options) or long-term debt of the Company and any of its subsidiaries, taken as a whole (other than borrowings and repayments made in the ordinary course of business), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus, as amended or supplemented;

         (g) Subsequent to the date of any Terms Agreement relating to the Notes, the rating accorded by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act to any of the Company's debt securities shall not have been lowered nor shall any such rating agency have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company;

         (h) Subsequent to the date of any Terms Agreement relating to the Notes, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on or by, as the case may be, the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York or Texas declared by either federal or New York State or Texas authorities; or (iii) the engagement by the United States in hostilities that have resulted in the declaration, on or after the date of such Terms Agreement, of a national emergency or war if the effect of any such event specified in this clause (iii), in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus, as amended or supplemented.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the Agents may terminate this Agreement by notice to the Company at any time and any such termination shall be without liability to the Company, except that the provisions of Sections 3(i), 4, 7, 8, 11, 12, and 15 shall remain in effect.

         6. Additional Agreements of the Company. (a) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or for a change the Agents deem to be immaterial, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or
(ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify) or (iii) (if required pursuant to the terms of an agreement by an Agent to purchase Notes as principal) the Company sells Notes to an Agent pursuant to an agreement by such Agent to purchase Notes as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to each Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to each Agent to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (b) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or for a change the Agents deem to be immaterial, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agents shall otherwise specify), or (iii) (if required pursuant to the terms of an agreement by an Agent to purchase Notes as principal) the Company sells Notes to an Agent pursuant to an agreement by such Agent to purchase Notes as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to each Agent and to its counsel a written opinion of Thompson & Knight, independent counsel for the Company or other counsel satisfactory to the Agents, and an opinion of Raymond G. Smerge, Executive Vice President, Chief Legal Officer and Secretary of the Company, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as their respective opinions referred to in
Section 5(b)(A) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (c) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information unless the Agents shall otherwise specify, other than an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or (ii) (if required pursuant to the terms of any agreement by an Agent to purchase Notes as principal) the Company sells Notes to an Agent pursuant to any agreement by such Agent to purchase Notes as principal, the Company shall cause its independent public accountants forthwith to furnish each Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to each Agent, of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         7.  Indemnification.

         (a) Indemnification of the Agent. The Company agrees to indemnify and hold each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the Securities Act harmless as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by each Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or in reliance upon the Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 filed as an exhibit to the Registration Statement;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Indemnification of Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense and, to the extent that it wishes, jointly with any other indemnifying party, similarly notified, in the defense of such action with counsel chosen by it (who shall not, except with the consent of the indemnified party, be counsel to such indemnified party). In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         8.  Contribution.

         (a) If the indemnification provided for in Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents in respect thereof. The relative fault of the Company and of each Agent shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) The Company and each Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (a) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (a) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent would have otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Agent's obligation to contribute pursuant to this Section 8 is several, in proportion to the respective principal amounts of Notes referred to in paragraph (a) above purchased or sold by each Agent, and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         9.  Termination.

         (a) This Agreement may be terminated at any time either by the Company or by an Agent with respect to such Agent upon the giving of 30 days' written notice of such termination to the other party hereto. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

         (b) An Agent may terminate any agreement to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or
(ii) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the SEC, or (iii) there shall have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either federal, New York State or Texas authorities or declaration of a banking moratorium by the relevant authorities in the country or countries of origin of foreign currency or currencies in which the Notes are denominated or payable or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in an Agent's reasonable judgment, is material and adverse and, in the case of any of the events described in clauses (iii)(A) through (D), such event, singly or together with any other such event, makes it, in an Agent's reasonable judgment, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iv) the rating assigned by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) there shall have come to an Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section, the term "Prospectus" means the Prospectus in the form first provided to each Agent for use in confirming sales of the related Notes.

         (c) In the event of any such termination, neither the Company nor an Agent as to which this Agreement has been terminated will have any liability to each other, except that (i) an Agent terminating this Agreement shall be entitled to any commission earned in accordance with the fifth paragraph of
Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased pursuant to any agreement by such Agent to purchase Notes as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 2(d), 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Sections 3(h) and 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 11, 13 and 15 hereof shall remain in effect.

         10. Failure to Purchase. If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more Agents shall fail at the relevant Settlement Date to purchase the Notes which an Agent is obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one Agent or one or more other Agents to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

                           (A) if the aggregate principal amount of Defaulted
                  Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on such Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all nondefaulting Agents; or

                           (B) if the aggregate principal amount of Defaulted
                  Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on such Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

         No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the relevant Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         11. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and each Agent set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 and delivery of and payment for the Notes.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Agent, will be mailed, delivered or telefaxed and confirmed to each Agent at:

         Banc One Capital Markets, Inc.
         1 First National Plaza
         Chicago, IL 60670
         Attention: Corporate Securities Structuring
         Telephone: 312-732-2017
         Telecopy: 312-732-4172

         Banc of America Securities LLC
         100 North Tyron Street
         Mail Code NC1-007-07-01
         Attention: Product Management/Medium Term Notes
         Telephone: 704-386-7800
         Telecopy: 704-388-9939

         Chase Securities Inc.
         270 Park Avenue
         8th Floor
         New York, N.Y. 10017
         Attention: Medium-Term Note Desk
         Telephone: 212-834-4421
         Telecopy: 212-834-6081

         Credit Suisse First Boston Corporation
         11 Madison Avenue
         New York, N.Y. 10010
         Attention: Short and Medium Term Finance
         Telephone: 212-325-7198
         Telecopy: 212-325-8183

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         2nd Floor
         New York, N.Y. 10036
         Attention: Manager - Continuously Offered Products
         Telephone: 212-761-2000
         Telecopy: 212-761-0780
         with a copy to:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         34th Floor
         New York, N.Y. 10036
         Attention: Peter Cooper, Investment Banking Information Center
         Telephone: 212-761-8385
         Telecopy: 212-761-0260

         Warburg Dillon Read LLC
         677 Washington Blvd.
         Stamford, CT 06901
         Attention: Debt Syndicate
         Telephone: 203-719-1342
         Telecopy: 203-719-7139

         or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at:

         Centex Corporation,
         2728 North Harwood Street,
         Dallas, Texas 75201,
         Attention: Vicki Roberts
         Telephone: 214-981-6533
         Telecopy: 214-981-6858


         13. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon each of the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. Applicable Law. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

         16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your respective understandings of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this instrument and your respective acceptances shall represent a binding agreement between the Company and each Agent.

                                               Very truly yours,

                                               CENTEX CORPORATION


                                               By:
                                                  ------------------------------
                                               Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC ONE CAPITAL MARKETS, INC.


By
  -----------------------------
 Title:

BANC OF AMERICA SECURITIES LLC


By
  -----------------------------
  Title:

CHASE SECURITIES INC.


By
  -----------------------------
  Title:

CREDIT SUISSE FIRST BOSTON CORPORATION


By
  -----------------------------
  Title:

MORGAN STANLEY & CO. INCORPORATED


By
  -----------------------------
  Title:

WARBURG DILLON READ LLC


By
  -----------------------------
  Title:

                                                                       EXHIBIT A

                               CENTEX CORPORATION
                       SENIOR MEDIUM-TERM NOTES, SERIES B
                                 TERMS AGREEMENT

                                                                           19
                                                                       ----  ---
Centex Corporation
2728 North Harwood Street
Dallas, Texas 75201


Attention:

                  Re: Distribution Agreement dated August 17, 1999 (the "Distribution Agreement")

                  Subject to the terms and conditions set forth or incorporated by reference herein, the undersigned agrees to purchase $ (or principal amount of foreign currency or composite currency) aggregate principal amount of your Senior Medium-Term Notes having the following terms:

         Interest Rate or Formula:
                  If Fixed Rate Note,
                           Interest Rate:
                           Default Rate:
                           Interest Payment Dates:
                  If Floating Rate Note,
                           Interest Rate Basis(es):
                                If  LIBOR,
                                    o LIBOR Reuters
                                    o LIBOR
                                    Telerate Index Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                    Designated CMT Maturity Index:
                           Index Maturity:
                           Spread and/or Spread Multiplier, if any:
                           Initial Interest Rate, if any:
                           Initial Interest Reset Date:
                           Interest Reset Dates:
                           Interest Payment Dates:
                           Default Rate:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Fixed Rate Commencement Date, if any:
                           Fixed Interest Rate, if any:
                           Calculation Agent:

         If Redeemable:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         If Repayable:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Authorized Denomination:
         Purchase Price:  ___%, plus accrued interest, if any, from ___________

         Settlement Date and Time:

         Additional/Other Terms:

                  The certificates, opinions and letters referred to in Sections 6(a), (b) and (c) of the Distribution Agreement [will/will not] be required.

                  All provisions contained in the Distribution Agreement, dated August 17, 1999, between Centex Corporation and _________________________ are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full here in.

                                    [Name of Agent]


                                    By
                                      --------------------------------
                                      Name:
                                      Title:

Accepted:

CENTEX CORPORATION


By
  ------------------------
  Name:
  Title:

                                                                       EXHIBIT B

                               CENTEX CORPORATION
                    SUBORDINATED MEDIUM-TERM NOTES, SERIES B
                                 TERMS AGREEMENT

                                                                           19
                                                                       ----  ---


Centex Corporation
2728 North Harwood Street
Dallas, Texas 75201


Attention:

                  Re: Distribution Agreement dated August 17, 1999 (the "Distribution Agreement")

                  Subject to the terms and conditions set forth or incorporated by reference herein, the undersigned agrees to purchase $ (or principal amount of foreign currency or composite currency) aggregate principal amount of your Subordinated Medium-Term Notes having the following terms:

         Interest Rate or Formula:
                  If Fixed Rate Note,
                           Interest Rate:
                           Default Rate:
                           Interest Payment Dates:
                  If Floating Rate Note,
                           Interest Rate Basis(es):
                                If  LIBOR,
                                    o LIBOR Reuters
                                    o LIBOR
                                    Telerate Index Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                    Designated CMT Maturity Index:
                           Index Maturity:
                           Spread and/or Spread Multiplier, if any:
                           Initial Interest Rate, if any:
                           Initial Interest Reset Date:
                           Interest Reset Dates:
                           Interest Payment Dates:
                           Default Rate:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Fixed Rate Commencement Date, if any:
                           Fixed Interest Rate, if any:
                           Calculation Agent:

         If Redeemable:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         If Repayable:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Authorized Denomination:
         Purchase Price:  ___%, plus accrued interest, if any, from ___________

         Settlement Date and Time:

         Additional/Other Terms:

                  The certificates, opinions and letters referred to in Sections 6(a), (b) and (c) of the Distribution Agreement [will/will not] be required.

                  All provisions contained in the Distribution Agreement, dated August 17, 1999, between Centex Corporation and _________________________ are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full here in.

                                       [Name of Agent]


                                        By
                                          -------------------------------
                                          Name:
                                          Title:

Accepted:

CENTEX CORPORATION


By
  ------------------------
  Name:
  Title:

                                                                       EXHIBIT C

                            ADMINISTRATIVE PROCEDURES

                                   SCHEDULE I

                       SUBSIDIARIES OF CENTEX CORPORATION
                THAT ARE NOT DIRECTLY OR INDIRECTLY WHOLLY-OWNED


                                                                          Percent of Outstanding Equity Interests Owned
Subsidiary                                                                Directly or ndirectly by Centex Corporation
----------                                                                ---------------------------------------------
Advanced Protection Systems, Inc.                                                           84.75%
Cavco Industries, LLC                                                                       80.50%
CC Rowlett MOB, LLC                                                                         50.00%
Centex-Aim Construction, L.L.C.                                                             80.00%
Centex Concord Property Management, L.L.C.                                                  50.00%
Centex Construction Products, Inc.                                                          61.50%
Centex Development 1, LLC                                                                   98.00%
Centex Development Holding Company UK Limited                                               93.50%
         Fairclough Homes Group Limited                                                     93.50%
                  Fairclough Homes Limited                                                  93.50%
                           Fairpine Limited                                                 50.00%
                           Viewton Properties Limited                                       50.00%
Centex Homes International B.V.                                                             93.50%
Centex Latin America, Inc.                                                                  95.00%
         900 Development Corporation                                                        95.00%
                  Inverloma, S. de R.L. de C.V.                                             30.00%
Centex Rodgers No. 1, LLC                                                                   99.00%
Centex-Rooney/HLM Correctional Design/Builders, L.C.                                        70.00%
Centex-Rooney National Development, J.V.                                                    75.00%
Centex-Rooney/RS&H Design Builders, L.C.                                                    90.00%
Centex-Rooney Schenkel Shultz Design/Builders, L.C.                                         50.00%
Centex Seismic Services, Inc.                                                               95.00%
Centex Urban LLC                                                                            95.00%
Charles Church Homes Limited                                                                50.00%
Copper Canyon Development Company LLC                                                       45.70%
CSL Agnews Development, LLC                                                                 33.33%
GV Northfield I LLC                                                                         50.00%
M&W General Construction Company                                                            49.00%
Nomas Corp.                                                                                 49.90%
         Nomas Development Company, LLC                                                     49.90%
         ST Lending, Inc.                                                                   49.90%
Parcel E, LLC                                                                               75.00%
PDG/Prescott Development Group, L.L.C.                                                      50.00%
Rural Southwest Housing Company, L.L.C.                                                     50.00%
Seabreeze, LLC                                                                              66.70%
Sun Built Development, LLC                                                                  49.00%
The Student Communities Group, L.C.                                                         50.00%
Wayne Homes, LLC                                                                            97.00%
         Arlington Mortgage, Inc.                                                           97.00%
Westfest, LLC                                                                               50.00%
Windemere BLC Land Company                                                                  33.33%

Wholly-owned subsidiaries of Centex Construction Production, Inc.:

         CCP Cement Company
                Mountain Cement Company
                Nevada Cement Company
                Texas Cement Company
                Western Cement Company of California

         CCP Concrete/Aggregates Company
                BP Sand & Gravel, Inc.
                Centex Materials, Inc.
                Mathews Readymix, Inc.
                Western Aggregates, Inc.

         CCP Gypsum Company
                American Gypsum Company
                      CEGC Holding Company
                      Centex Eagle Gypsum Company
                               Centex Eagle Gypsum Company, L.L.C.
                      M&W Drywall Supply Company

                Galtco, Inc.

         CCP Land Company
                Centex Cement Corporation